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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-171745 of our report dated December 23, 2013, relating to the consolidated financial statements of Pioneer Financial Services, Inc. and its subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
January 13, 2014

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  Exhibit 23.1